N-SAR EXHIBIT 77C

OPPENHEIMER MAIN STREET SMALL- & MID-CAP FUND

SPECIAL SHAREHOLDER MEETING (Unaudited)

On February 29, 2012, a shareholder meeting of Oppenheimer Main Street Small- & Mid-Cap Fund (the “Fund”) was held at which the twelve Trustees identified below were elected (Proposal No. 1).  At the meeting Proposal No. 2 (including all of its sub-proposals, except for Sub-Proposal No. 2o) and Proposal No. 3 were approved as described in the Fund’s proxy statement for that meeting.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

William L. Armstrong                                    93,165,445                                1,775,969
Edward L. Cameron                                        93,215,977                                1,725,426
Jon S. Fossel                                                  93,218,971                                1,722,443
Sam Freedman                                               93,252,308                                1,689,106
Richard F. Grabish                                         93,285,201                                1,656,212
Beverly L. Hamilton                                       93,284,102                                1,657,311
Robert J. Malone                                           93,283,764                                1,657,650
F. William Marshall, Jr.                                 93,208,366                                1,733,048
Victoria J. Herget                                           93,281,310                                1,660,104
Karen L. Stuckey                                           93,286,628                                1,654,786
James D. Vaughn                                           93,277,899                                1,663,514
William F. Glavin, Jr.                                      93,189,084                                1,752,330

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain                                Broker Non Vote
67,308,072                    5,834,670                                1,654,568                                20,144,103

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain                                Broker Non Vote
67,375,802                     5,781,300                                1,640,208                                20,144,103

2c:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain                                Broker Non Vote
67,244,180                   5,878,655                                1,674,468                                20,144,103

2e-1:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain                                Broker Non Vote
67,240,611                    5,900,425                                1,656,273                                20,144,103

2g-1:  Proposal to revise the fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
67,384,247                   5,763,443                                1,649,622                                20,144,103

2g-2:  Proposal to remove the additional fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
67,332,398                       5,800,132                                1,664,781                                20,144,103

2h:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain                                Broker Non Vote
67,331,110                       5,741,843                                1,724,352                                20,144,103

2i:  Proposal to revise fundamental policy relating to underwriting
For                              Against                                Abstain                                Broker Non Vote
           67,253,131                      5,881,872                         1,662,302                                           20,144,103